Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2012 with respect to the financial statements of John Hancock Variable Life Account S of John Hancock Life Insurance Company (U.S.A.), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 3 in the Registration Statement (Form N-6 No. 333-164155) and related Prospectus of John Hancock Variable Life Account S of John Hancock Life Insurance Company (U.S.A.).

Toronto, Canada	/s/ Ernst & Young LLP
April 24, 2012	Licensed Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2012, with respect to the consolidated financial statements of John Hancock Life Insurance Company (U.S.A.), which are included in the Statement of Additional Information in Post-Effective Amendment No. 3 in the Registration Statement (Form N-6 No. 333-164155) and related Prospectus of John Hancock Variable Life Account S.

Boston, Massachusetts

April 24, 2012